                                                                    EXHIBIT 99.1

[GRAPHIC OMITTED]


CONTACT:
James M. Powers, Jr.
Chairman, President & CEO
602-952-1200


           ILINC COMMUNICATIONS ANNOUNCES NEW CHIEF FINANCIAL OFFICER

PHOENIX, Arizona (August 11, 2005) - iLinc Communications, Inc. (AMEX:ILC), developers of Web conferencing software and audio conferencing services, today announced that James L. Dunn, Jr., the Company's current Senior Vice President has been appointed to the role of Chief Financial Officer. Mr. Dunn has been with the Company since its inception, and he previously acted as interim-CFO between February of 2004 until July of 2004. Mr. Dunn assumed the position upon the resignation of David J. Iannini, the Company's current CFO. Mr. Iannini is leaving the Company to focus on his private investment banking business and other business matters outside of the Company. Mr. Iannini may continue to provide support to the Company on an interim consulting basis.

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of conferencing products and services for highly secure and cost-effective collaborative online meetings, presentations, and training sessions. The Company provides integrated Web and audio conferencing as a Web-based service, onsite installable software, or through hybrid ownership licensing in which customers pay a one-time fee for unlimited conferencing yet the software is hosted by iLinc. Our products and services include the iLinc suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Phone (Audio) Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based company may be found on the Web at www.iLinc.com.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDED LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, and its logo are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.